UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 18, 2012

BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s 2012 annual meeting of shareholders was held on April 18, 2012.  As of the record date for the meeting, the Company had 11,266,439 of common stock outstanding, each of which is entitled to one vote.  According to the final voting results, all director nominees were elected.

The voting tabulation was as follows:

Nominee	Votes For	Votes Withheld	Votes Abstain	Broker Non-Vote
Peter W. Brown, M.D.	5,924,221	772,123	-	2,223,552
Kristina Cashman	5,917,887	778,457	-	2,223,552
Paul Fulton	5,957,725	738,619	-	2,223,552
Howard H. Haworth	6,023,633	672,711	-	2,223,552
George W. Henderson, III	6,015,072	681,272	-	2,223,552
J. Walter McDowell	6,014,022	682,322	-	2,223,552
Dale C. Pond	5,909,269	787,075	-	2,223,552
Robert H. Spilman, Jr.	6,025,041	671,303	-	2,223,552
William C. Wampler, Jr.	6,018,094	678,250	-	2,223,552
William C. Warden, Jr.	6,025,073	671,271	-	2,223,552

At the annual meeting, the shareholders also voted on one proposal:

1.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.

The final tabulation was as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote

Ratification of Ernst & Young LLP	8,833,742	75,688	10,466	-

Item 8.01.	Other Events

On April 19, 2012 Bassett Furniture Industries issued a news release relating to the declaration of a regular quarterly dividend of $.05 per share on outstanding common stock payable on June 1, 2012, to shareholders of record at the close of business May 15, 2012.  A copy of the new release this information is attached to the report as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99                      New release issued by Bassett Furniture Industries, Inc. on April 19, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: April 19, 2012	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Vice President – Chief Accounting Officer

EXHIBIT INDEX

Description

Exhibit No. 99                                News release issued by Bassett Furniture Industries on April 19, 2012.